Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Fiscal 2009 Results

2009 Revenues Increased 29% to Record $45.9 Million; Physical Security Product Business up 125% to $4.5 Million in 2009

HICKSVILLE, N.Y., April 19, 2010 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the year ended December 31, 2009.

2009 Financial Results

Revenues from continuing operations in 2009 increased 29% to a record $45.9 million from $35.6 million in 2008. The increase in revenue in 2009 was primarily due to increased order fulfillment under a large military contract, including the acceptance of certain orders that were delayed from the fourth quarter of 2008 into the first and second quarters of 2009. The improvement was also due to improvement in the physical security product business of the company’s subsidiary, American Physical Security Group, LLC (“APSG”), which increased 125% to $4.5 million from $2.0 million in 2008.

Gross margin as a percentage of revenue in 2009 was 26% as compared to 31% in 2008. The decrease in gross margin for the year was due primarily to sales under the military contract mentioned above that contributed lower gross margins as well as an aggressive sales program with OEM vendors of armor solutions. Gross margins are expected to return to historically higher ranges in 2010, starting in the first quarter.

Loss from continuing operations in 2009 totaled $15.7 million or $(0.37) per share versus a loss of $2.4 million or $(0.06) per share in the same period a year-ago.

Net loss in 2009 totaled $16.3 million or $(0.38) per share, compared to a net loss of $4.5 million or $(0.11) per share in the same year-ago period.

Adjusted EBITDA loss for 2009 was $6.1 million or $(0.14) per basic and diluted share versus an adjusted EBITDA loss of $4.9 million or $(0.12) per basic and diluted share in 2008 (see the definition and important discussion about the presentation of adjusted EBITDA, a non-GAAP term, below).

Fourth Quarter 2009 Operational Highlights

ADSI advanced operationally in a number of areas during the fourth quarter of 2009, including:

•
Received the recommendation by the National Tactical Officers Association (NTOA) and its highest ratings for ADSI’s portable transparent ballistic shield. The ratings are based upon design, quality and durability. The NTOA member-tested and recommendation program is designed as a service to assist the association's membership in selecting the best products available to the tactical community.

•
Introduced a new portable transparent protective shield called “COBRA,” for Collapsible Optic Bullet Resistant Armor. The COBRA is designed primarily for the purpose of VIP protection with its ability to easily roll through standard doorways and onto elevators. The design provides broader coverage than ADSI's Portable Transparent Ballistic Shield ("PTBS"), while being more portable than the PTBS due to its collapsible capability. This new shield also presents a more affordable alternative for security at commercial and government buildings that cannot justify the cost of hardening the entire facade of the structure, while providing effective protection against a specific threat level.

Management Commentary

“The record revenues we achieved in 2009 demonstrated the strength of our business, the quality of our products, and our expanding relationships with our customers,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems. “However, in 2009 we also invested heavily in bringing a new product to market with Caterpillar and completed the extensive expense reduction program we announced in December that we believe will result in more than $4 million in annualized savings. We also incurred substantial costs due to regulatory compliance activity and other professional fees related to our obligation to redeem our Series A Convertible Preferred Stock.”

“Now as a result of both a better operational structure and a higher margin product mix, along with a top line that exceeded our earlier expectations,” continued Piscitelli, “we expect to report a positive net income from operations for first quarter of 2010. One important factor driving our growth is the continued expansion of our physical security unit, APSG, which more than doubled its sales in 2009 and is effectively diversifying our sales mix beyond our traditional military business. APSG, which received two key certifications from the U.S. Department of Homeland Security in 2009, has recently delivered products to one of the nation’s largest international airports and a major federal government institution.”

Fergal Foley, ADSI’s chief operating officer, commented: “The success of our physical security business has also provided the economies of scale to bring the manufacturing of our protective glass products in-house, and we’ve recently leased a 72,000 square foot manufacturing facility located just north of Fort Bragg and Fayetteville, North Carolina. In addition to producing APSG physical security products and housing our APSG offices, this facility will also be able to produce the specialized glass used in our transparent armor solutions for military construction vehicles. Operation of this facility is therefore expected to eventually improve our gross margins company-wide along with other operational benefits.

“From our extensive efforts in 2009 to establish a better footing for ADSI in an expanding global market for both government and commercial physical security and protection, we expect positive results to continue through the remainder of 2010 and beyond.”

Guidance

The company expects to report first quarter 2010 revenue of approximately $14 million, as compared to guidance of $12 million issued in December, and report income from operations between $0.01 and $0.03 per share. Management plans to provide second quarter guidance in its upcoming first quarter 2010 press release and conference call.

Conference Call and Webcast

The company will hold a conference call to discuss its fiscal 2009 results on Tuesday, April 20, 2010. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Date: Tuesday, April 20, 2010
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-In Number: 1-800-895-0231
International: 1-785-424-1054
Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until May 20, 2010:

Toll-free replay number: 1-800-723-0488
International replay number: 1-402-220-2651
(No passcode required)

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. ADSI defines adjusted EBITDA as net income/(loss) before interest (net); taxes; depreciation; unrealized (gain) loss on adjustment of fair value of its series a convertible preferred stock classified as a liability, income tax expense (benefit), loss (gain) on disposal of discontinued division, loss on deemed extinguishment of debt, finance charge and unrealized (gain) loss on investor warrant liability. Other companies (including the company’s competitors) may define adjusted EBITDA differently. The company presents adjusted EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of ADSI nor is it intended to be predictive of potential future results. Investors should not consider adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP (Loss) to adjusted EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of adjusted EBITDA to GAAP net loss for the periods indicated.

American Defense Systems, Inc.
Reconciliation of GAAP Loss to Adjusted EBITDA Loss
(in thousands, except per share amounts)
(unaudited)

	Dec 31,	Dec 31,
	2009	2008

GAAP net income (loss)	$(16,290)	$(4,506)

Reconciling items from GAAP to Adjusted EBITDA loss
Interest expense, net	4,669	2,186
Depreciation	1,085	843
Unrealized (gain) loss on adjustment of fair value
Series A convertible preferred stock classified
as a liability	326	(2,901)
Income tax expense (benefit)	753	(996)
Loss (gain) on disposal of discontinued division	575	1,916
Loss on deemed extinguishment of debt	2,614	-
Finance charge	210	23
Unrealized (gain) on investor warrant liability	(36)	(1,450)

Adjusted EBITDA (loss)	$(6,094)	$(4,886)

Adjusted EBITDA (loss) per common share:
Basic and diluted	$(0.14)	$(0.12)

Weighted average common shares outstanding:
Basic and diluted	43,192	39,416

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues,” “projects” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s ability to finance the redemption of ADSI’s series A convertible preferred stock in accordance with the terms of such stock; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-K. Statements in this press release should be evaluated in light of these important factors.

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

	As of December 31,
ASSETS	2009	2008

CURRENT ASSETS
Cash	$-	$374,457
Accounts receivable, net of allowance for doubtful accounts of $222,448 and $0 as of December 31, 2009 and 2008, respectively	2,288,666	4,981,150
Accounts receivable-factoring	199,876	-
Tax receivable	108,741
Inventory	1,352,873	621,048
Prepaid expenses and other current assets	540,381	2,088,801
Costs in excess of billings on uncompleted contracts	6,409,963	7,143,089
Deferred Tax Assets	521	-
Deposits	407,137	437,496
Assets of discontinued operations	-	736,613

TOTAL CURRENT ASSETS	11,308,158	16,382,654

Property and equipment, net	3,078,724	3,743,936
Deferred Financing Costs, net	1,547,551	1,500,533
Notes Receivable, net	400,000	925,000
Intangible Assets	606,000	606,000
Goodwill	450,000	450,000
Deferred Tax Asset	-	1,167,832
Other Assets	138,001	159,560

TOTAL ASSETS	$17,528,434	$24,935,515

LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY

CURRENT LIABILITIES
Accounts payable	$6,744,285	$2,480,652
Accrued expenses	498,795	755,615
Line of Credit	-	76,832
Warrant liability	35,413	90,409
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	-	10,981,577
Liabilities of discontinued operations	-	736,613

TOTAL CURRENT LIABILITIES	7,278,493	15,121,698

LONG TERM LIABILITIES
Mandatory redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares authorized issued and outstanding	12,429,832	-
Deferred Tax Liability	521	-

TOTAL LIABILITIES	19,708,846	15,121,698

COMMITMENTS AND CONTINGENCIES - Note 6

SHAREHOLDERS' (DEFICIENCY) EQUITY

Common stock, $0.001 par value, 100,000,000 shares authorized, 46,611,457 and 39,585,960 shares issued and outstanding as of December 31, 2009 and 2008, respectively	46,611	39,586
Additional paid-in capital	14,712,414	11,096,031
Accumulated Deficit	(16,939,437)	(1,321,800)

TOTAL SHAREHOLDERS' (DEFICIENCY) EQUITY	(2,180,412)	9,813,817

TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY	$17,528,434	$24,935,515

American Defense Systems, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(unaudited)

	Year Ended December 31,
	2009	2008

CONTRACT REVENUES EARNED	$45,893,979	$35,588,849

COST OF REVENUES EARNED	33,929,327	24,702,714

GROSS PROFIT	11,964,652	10,886,135

OPERATING EXPENSES
General and administrative expenses	7,519,114	5,661,781
General and administrative salaries	4,144,666	4,758,968
Sales and marketing	2,661,636	2,722,224
T2 expenses	531,506	-
Research and development	412,285	788,100
Settlement of litigation	63,441	57,377
Depreciation and amortization	1,085,331	842,532
Professional fees	2,734,816	1,561,415
TOTAL OPERATING EXPENSES	19,152,795	16,392,397

OPERATING LOSS	(7,188,143)	(5,506,262)

OTHER INCOME (EXPENSE)

Unrealized (loss) gain on adjustment of fair value
Series A convertible preferred stock classified as a liability	(325,837)	2,900,799
Unrealized gain on warrant liability	35,673	1,450,117
Loss on deemed extinguishment of debt	(2,613,630)	-
Other income	8,869	8,551
Interest expense	(3,019,079)	(1,222,205)
Interest expense - Mandatory redeemable preferred stock dividends	(1,650,000)	(1,081,081)
Interest income	-	117,312
Finance charge	(209,698)	(22,598)
TOTAL OTHER INCOME (EXPENSE)	(7,773,702)	2,150,895

LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(14,961,845)	(3,355,367)

INCOME TAX EXPENSE (BENEFIT)	752,971	(996,000)

LOSS FROM CONTINUING OPERATIONS	(15,714,816)	(2,359,367)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX:
Loss from operations of discontinued division	-	(230,834)
Loss from disposal of discontinued division	(575,000)	(1,915,903)
	(575,000)	(2,146,737)

NET LOSS	(16,289,816)	(4,506,104)

Weighted Average Shares Outstanding (Basic and Diluted)	43,192,175	39,416,278

Loss per Share - Basic and Diluted:
LOSS FROM CONTINUING OPERATIONS	$(0.37)	$(0.06)

LOSS FROM DISCONTINUED OPERATIONS	$(0.01)	$(0.05)

NET LOSS	$(0.38)	$(0.11)